Exhibit 99.B(d)(79)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended on April 27, 2005

SEI INSTITUTIONAL MANAGED TRUST

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

/s/ Timothy D. Barto	/s/ Pat Coyne

Name:	Name:

Timothy D. Barto	Pat Coyne

Title:	Title:

Vice President	EVP/Managing Director/Chief Investment
Officer, Equities

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Delaware Management Company,
a series of Delaware Management Business Trust

As of July 1, 2003, as amended on April 27, 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Small Cap Growth Fund

Tax-Managed Small Cap Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Delaware Management Company, a series of Delaware Management Business Trust

By:	By:

/s/ Timothy D. Barto	/s/ Pat Coyne

Name:	Name:

Timothy D. Barto	Pat Coyne

Title:	Title:

Vice President	EVP/Managing Director/Chief Investment
Officer, Equities